                                                                    EXHIBIT 99.1

COMBINED FINANCIAL STATEMENTS

PRECISION STRIP COMPANIES

Years ended December 31, 2002 and 2001 with Report of Independent Auditors

                                                                               .
                                                                               .
                                                                               .

                            Precision Strip Companies

                          Combined Financial Statements

                     Years ended December 31, 2002 and 2001

                                TABLE OF CONTENTS

Report of Independent Auditors......................................          1

Audited Combined Financial Statements

Combined Balance Sheets.............................................          2
Combined Statements of Income.......................................          4
Combined Statements of Changes in Shareholders' Equity .............          5
Combined Statements of Cash Flows...................................          6
Notes to Combined Financial Statements..............................          7

                         Report of Independent Auditors

The Board of Directors
Precision Strip Companies

We have audited the accompanying combined balance sheets of Precision Strip Companies (the Company) as of December 31, 2002 and 2001 and the related combined statements of income, changes in shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the combined financial position of Precision Strip Companies at December 31, 2002 and 2001 and the combined results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                      [ERNST & YOUNG LLP LOGO]

May 31, 2003,
except Note 6, which is dated June 11, 2003
Dayton, Ohio

                            Precision Strip Companies

                             Combined Balance Sheets
                                 (in thousands)

                                                                   DECEMBER 31
                                                                 2002      2001
                                                               -------------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $     32   $     29
   Accounts receivable                                           18,521     17,772
   Prepaid expenses                                                 192        197
   Steel inventories                                                132          -
                                                               -------------------
Total current assets                                             18,877     17,998

Property and equipment, at cost:
   Land and land improvements                                     3,503      3,194
   Machinery and equipment                                      105,675     95,815
   Buildings                                                     56,268     45,648
   Leasehold improvements                                         7,467      6,419
   Furniture and fixtures                                         5,402      5,325
   Automobiles and trucks                                         9,730      8,281
   Construction-in-process                                       13,409     19,791
                                                               -------------------
                                                                201,454    184,473

   Less accumulated depreciation and amortization                57,854     49,694
                                                               -------------------
Net property and equipment                                      143,600    134,779

Covenant not to compete, net of amortization of $3,430
   and $3,069, respectively
Trust assets primarily in fixed income securities                 1,877      2,105
Other assets                                                         94        168

                                                               -------------------
Total assets                                                   $164,629   $155,592
                                                               ===================

                                                                          DECEMBER 31
                                                                         2002      2001
                                                                       -------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $  3,721   $  3,892
   Income taxes payable                                                      87         87
   Accrued liabilities:
     Payroll                                                              3,238      2,753
     Insurance                                                              243        170
     Taxes, other than income                                             1,149        812
     Other                                                                  157        285
   Long-term obligations due within one year                                396        396
                                                                       -------------------
Total current liabilities                                                 8,991      8,395

Long-term obligations due after one year                                 17,236     31,122

Deferred compensation liabilities                                         1,877      2,105

Shareholders' equity:
   Class A voting common stock, no par value:
     Authorized shares - 2,400
     Issued and outstanding shares - 1,132 at stated value after
       deducting 48 shares held in treasury                               1,970      1,970
   Class B nonvoting common stock, no par value:
     Authorized shares - 5,850
     Issued and outstanding shares - 2,472 at stated value after
       deducting 1,648 shares held in treasury                              120        120
   Additional capital                                                     1,365      1,365
   Retained earnings                                                    133,070    110,515
                                                                       -------------------
Total shareholders' equity                                              136,525    113,970
                                                                       -------------------
Total liabilities and shareholders' equity                             $164,629   $155,592
                                                                       ===================

See accompanying notes.

                            Precision Strip Companies

                          Combined Statements of Income
                                 (in thousands)

                                                 YEAR ENDED DECEMBER 31
                                                   2002         2001
                                                 ----------------------
Net sales                                        $ 121,801    $ 113,514
Operating costs and expenses:
   Cost of sales                                    72,518       64,667
   Selling, general, and administrative             13,915       12,547
                                                 ----------------------
                                                    86,433       77,214
                                                 ----------------------
Operating income                                    35,368       36,300

Other (expense) income:
   Interest expense                                   (786)      (1,621)
   Amortization                                       (383)        (383)
   Other expenses                                     (870)        (943)
   Other income                                        217          121
                                                 ----------------------
                                                    (1,822)      (2,826)
                                                 ----------------------
Income before income taxes                          33,546       33,474

State and local income taxes                           217          392
                                                 ----------------------
Net income                                       $  33,329    $  33,082
                                                 ======================

See accompanying notes.

                            Precision Strip Companies

                  Statements of Changes in Shareholders' Equity
                                 (in thousands)

                                        COMMON SHARES       ADDITIONAL  RETAINED
                                     CLASS A     CLASS B     CAPITAL    EARNINGS       TOTAL
                                    ----------------------------------------------------------
Balances at January 1, 2001         $   1,970   $     120   $   1,365   $  94,987    $  98,442
   Net income                               -           -           -      33,082       33,082
   Dividends paid (Note 5)                  -           -           -     (17,554)     (17,554)
                                    ----------------------------------------------------------
Balances at December 31, 2001           1,970         120       1,365     110,515      113,970
   Net income                               -           -           -      33,329       33,329
   Dividends paid (Note 5)                  -           -           -     (10,774)     (10,774)
                                    ----------------------------------------------------------
Balances at December 31, 2002       $   1,970   $     120   $   1,365   $ 133,070    $ 136,525
                                    ==========================================================

See accompanying notes.

                            Precision Strip Companies

                            Statements of Cash Flows
                                 (in thousands)

                                                            YEAR ENDED DECEMBER 31
                                                               2002        2001
                                                            ----------------------
OPERATING ACTIVITIES
Net income                                                   $ 33,329    $ 33,082
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and amortization                              9,824       9,412
     Amortization                                                 383         383
     Imputed interest on noninterest-bearing obligation             -          52
     Changes in operating assets and liabilities:
       Accounts receivable                                       (749)        735
       Prepaid expenses                                             5        (133)
       Steel inventories                                         (132)          -
       Other assets                                                74          53
       Accounts payable                                          (171)      1,504
       Accrued liabilities and income taxes payable               767         307
                                                             --------------------
Net cash provided by operating activities                      43,330      45,395

INVESTING ACTIVITIES
Additions to property and equipment, net of
 nominal disposals                                            (18,667)    (23,312)
                                                             --------------------
Net cash used by investing activities                         (18,667)    (23,312)

FINANCING ACTIVITIES
Dividends paid                                                (10,774)    (17,554)
Payments under revolving line-of-credit
 agreement (net of nominal borrowings)                        (13,490)       (114)
Payment of long-term debt and notes payable                      (396)     (4,396)
                                                             --------------------
Net cash used by financing activities                         (24,660)    (22,064)
                                                             --------------------
Net increase in cash and cash equivalents                           3          19
Cash and cash equivalents at beginning of year                     29          10
                                                             --------------------
Cash and cash equivalents at end of year                     $     32    $     29
                                                             ====================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
   Interest                                                  $    814    $  1,716
                                                             ====================
   Income taxes                                              $    217    $    395
                                                             ====================

See accompanying notes.

                            Precision Strip Companies

                          Notes to Financial Statements

                                December 31, 2002
                                ($ in thousands)

1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Precision Strip Companies (the Company) is comprised of the following entities:
Precision Strip, Inc., Precision Strip Transport, Inc., Precision Strip Leasing, Inc., Precision Strip Kenton, Inc., Precision Strip Kenton, LTD., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals).

Precision Strip, Inc. is engaged in metals processing (primarily slitting) and storage and distribution of customer products. The Company's facilities are located in Minster, Kenton, Middletown, and Tipp City, Ohio, Rockport and Anderson, Indiana, Bowling Green, Kentucky and Talladega, Alabama.

Precision Strip Transport, Inc. offers transportation services to Precision Strip, Inc.'s customers. These services are offered from the Minster, Kenton, Middletown, and Tipp City, Ohio plants as well as Anderson, Indiana; Bowling Green, Kentucky; and Talladega, Alabama locations.

Precision Strip Leasing, Inc. leases three processing lines to two customers in Indiana. The lines are covered by contracts that specify production and pricing requirements.

Precision Strip Kenton, LTD., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals) own and lease certain property to Precision Strip, Inc. and Precision Strip Transport, Inc.

Precision Strip Kenton, Inc. and Precision Strip, Inc. own 99% and 1%, respectively, of Precision Strip Kenton, LTD.

PRINCIPLES OF COMBINATION

The combined statements of the Company include the accounts of Precision Strip, Inc., Precision Strip Transport, Inc., Precision Strip Leasing, Inc., Precision Strip Kenton, Inc., Precision Strip Kenton, LTD., PSI Limited Partnership, and John R. Eiting (d/b/a J.E. Rentals). All significant intercompany accounts and transactions have been eliminated in the combination.

                            Precision Strip Companies

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

The accounts receivable relates to customers located primarily in the United States. To reduce the credit risk, the Company performs credit investigations prior to establishing customer credit limits and reviews customer credit profiles on a continuous basis.

The Company provides an allowance for doubtful accounts, which is determined, based upon specific identification. The allowance for doubtful accounts was zero at December 31, 2002 and 2001.

CONCENTRATION OF CREDIT RISK

Two customers accounted for approximately 55% and 69% of total accounts receivable at December 31, 2002 and 2001, respectively. Total sales for the two customers accounted for approximately 52% and 55% for the years ending December 31, 2002 and 2001, respectively. The Company extends trade credit to its customers on terms that are generally practiced in the industry, which generally does not require collateral or other security.

REVENUE RECOGNITION

Revenue is recognized at the time services are provided.

Shipping and handling costs are included in cost of sales on the statements of income.

DEPRECIATION AND AMORTIZATION

Depreciation is provided for on the straight-line method over the estimated useful lives:

                  Buildings                               40 years
                  Machinery and equipment                 10-20 years
                  Vehicles                                5 years

                            Precision Strip Companies

DEPRECIATION AND AMORTIZATION (CONTINUED)

Leasehold improvements are amortized on the straight-line method over the remaining term of the lease.

The covenant not to compete is being amortized over ten years by the straight-line method.

The Company's normal policy is to expense repairs made to capital assets as incurred. Repairs to machinery and equipment must result in an addition to the useful life of the asset before the costs are capitalized.

PROFIT SHARING PLAN

The Company sponsors a contributory profit sharing plan that covers substantially all employees. Contributions are based upon a percentage of qualifying wages. Profit sharing expense for 2002 and 2001 was approximately $3,285 and $2,787, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company in estimating the fair value of financial instruments used the following methods and assumptions:

         Cash and cash equivalents - the amounts reported approximate market value.

         Trust assets - the amounts reported are at market value. Market values are based on quoted market prices.

         Long-term obligations - the amounts reported are at a carrying value, which approximates market value. Market values are determined using similar debt instruments currently available to the Company that are consistent with the terms, interest rates and maturities.

                            Precision Strip Companies

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. LONG-TERM DEBT AND GUARANTEES

The Company's long-term debt at December 31 consisted of the following:

                                                                  2002      2001
                                                                 -----------------
Amount due under shared revolving line of credit                 $15,513   $29,003

Fixed term loan, due in monthly installments of $33 plus
interest through March 1, 2008, bearing interest at 6.53%,
secured by certain equipment                                       2,119     2,515
                                                                 -----------------
                                                                  17,632    31,518
Less current maturities of long-term obligations                     396       396
                                                                 -----------------
                                                                 $17,236   $31,122
                                                                 =================

The Company participates in a revolving line of credit agreement with a bank, which allows for borrowings of up to $40,000 at 0.50 percent above the LIBOR Rate (1.93% at December 31, 2002). The unsecured revolving line of credit agreement expires on February 1, 2005. The revolving line-of-credit and the fixed term loan have certain restrictive covenants including a maximum leverage ratio and minimum current and cash flow ratios and capital requirements.

In 1993, the Company entered into stock redemption agreements with two shareholders for the redemption of all their outstanding Class A and Class B shares. Each shareholder was paid $10,000 for his or her shares, of which $7,500 was in the form of a long-term note payable bearing interest at 133 percent of the prime rate (as defined). The notes were payable in 20 consecutive quarterly installments of $375, which commenced in March 31, 1997 and ended on December 31, 2001.

                            Precision Strip Companies

The Company also entered into covenants not to compete with such shareholders for a period of ten years for an aggregate amount of $5,000,000 to be paid in five annual installments of $1,000,000, which commenced on July 1, 1997 and ended on July 1, 2001. These liabilities were subordinated to the Company's revolving line-of-credit agreement.

The Company's future maturities of the fixed term loan at December 31, 2002 are approximately as follows: 2003 - $396, 2004 - $396, 2005 - $15,909, 2006 - $396,
2007 - $396 and thereafter - $139.

3. OPERATING LEASE COMMITMENTS

Precision Strip Leasing, Inc. leases three processing lines at two locations in Indiana. The first processing line is located in New Carlisle, Indiana and was constructed in 1992. The initial contract was signed in July 1992 and was amended in 2000 to extend to December 31, 2007. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2002, this monthly minimum was $60.

The second processing line is located in East Chicago, Indiana and was constructed in 1994. The initial contract was signed in April 1994 and the initial eight year term expired in April of 2002. The lease automatically renews for successive one-year periods unless the customer provides six months notice prior to the annual expiration that they wish to terminate. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Pricing is adjusted annually for changes in the CPI index. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2002, this monthly minimum was $88.

The third processing line is also located in New Carlisle, Indiana. The initial contract was signed in February 1997 and the initial five year term expired in August of 2002. The extended term runs through December 31, 2007. The customer may cancel the contract at any time during the extended term. If cancelled, the customer is responsible to pay $200 in liquidated damages multiplied by the percentage of time remaining on the extended term at the time of termination. Annual revenues are based upon actual production tons multiplied by a tiered pricing structure as certain production volumes are met. Precision Strip Leasing, Inc. is guaranteed a monthly minimum payment. For 2002, this monthly minimum was $13.

                            Precision Strip Companies

3. OPERATING LEASE COMMITMENTS (CONTINUED)

The Company entered into an operating lease for its Bowling Green facility, which expires in April 2009. Future minimum rental commitments under all operating leases at December 31, 2002 are as follows:

2003                                                          $  982
2004                                                             982
2005                                                             982
2006                                                             982
2007                                                             982
Thereafter                                                     2,610
                                                              ------
Future minimum operating lease commitments                    $7,520
                                                              ======

4. INCOME TAXES

Precision Strip, Inc., Precision Strip, Transport, Inc., Precision Strip Leasing, Inc., and Precision Strip Kenton, Inc., have elected to be treated as subchapter S corporations. As a result, the shareholders of these entities include the taxable income or loss of the company in their respective personal income tax returns and no provision for federal income tax is recorded. The election may be revoked by action of a majority of the shareholders in future years or may otherwise become inapplicable so that these entities would be subject to federal income tax.

PSI Limited Partnership and Precision Strip Kenton, Ltd are partnerships that file information tax return. The items of income and expense are allocated to the partners pursuant to the terms of the Partnership Agreement. Income taxes applicable to the Partnership's results of operations are the responsibility of the individual partners and have not been provided for in the accounts of the Partnership.

5. DIVIDENDS PAID

Dividends paid per company per share for the years ended December 31 are as follows:

                                                         2002           2001
                                                        ----------------------
Precision Strip, Inc.                                   $ 4.39         $  2.49
Precision Strip Transport, Inc.                          31.23           24.60
Precision Strip Leasing, Inc.                             6.72            8.40

                            Precision Strip Companies

6. SUBSEQUENT EVENT

On June 11, 2003, it was announced the Reliance Steel & Aluminum Co. signed an agreement to acquire the stock of the Company. The transactions is expected to be finalized within 30 days, subject to regulatory approvals.